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                                                                   EXHIBIT 3.3
                             PDS FINANCIAL CORPORATION

                               ARTICLES OF AMENDMENT
                                         TO
                             ARTICLES OF INCORPORATION


     The undersigned President of PDS FINANCIAL CORPORATION, a corporation formed pursuant to Minnesota Statutes (the "Corporation"), in order to amend the Articles of Incorporation of the Corporation hereby states as follows:

     The following amendment to the Articles of Incorporation of the Corporation was adopted by the Written Action of the Corporation's sole shareholder taken in lieu of a meeting in accordance with Minnesota Statutes, Chapter 302A.441, effective March 24, 1994:

     RESOLVED, that the Articles of Incorporation of the Corporation be amended to add Article IX as follows:

                                    "ARTICLE IX

     A. No Person may become the Beneficial Owner of five percent (5%) or more of any class or series of the corporation's issued and outstanding capital stock unless such person agrees in writing to: (i) provide to the Gaming Authorities information regarding such Person, including without limitation thereto, information regarding other gaming-related activities of such Person and financial statements, in such form, and with such updates, as may be required by any Gaming Authority; (ii) respond to written or oral questions that may be propounded by any Gaming Authority; and (iii) consent to the performance of any background investigation that may be required by any Gaming Authority, including without limitation thereto, an investigation of any criminal record of such Person.

     B. Notwithstanding any other provisions of these Articles of Incorporation, but subject to the provisions of any resolution of the Board of Directors creating any series of preferred stock or any other class of stock which has a preference over common stock with regard to dividends or upon liquidation, outstanding shares of capital stock held by a Disqualified Holder shall be subject to redemption at any time by the corporation by action of the Board of Directors. The terms and conditions of such redemption shall be as follows:

          (1) the redemption price of the shares to be redeemed pursuant to this section B of Article IX shall be equal to the Fair Market

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               Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

          (2) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

          (3) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner determined by the Board of Directors;

          (4) at least thirty (30) days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed.

          (5) from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Beneficial Owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thereafter be entitled only to receive the cash or Redemption Securities payable upon redemption; and

          (6) such other terms and conditions as the Board of Directors shall determine.

     C. Definitions. Capitalized terms used in this Article IX shall have the meanings provided below:

               "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Act"). The term "registrant" as used in such Rule 12b-2 shall mean the corporation.

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               "Beneficial Owner" shall mean any person who, singly or together with any of such person's Affiliates or Associates, directly or indirectly, has "beneficial ownership" of capital stock (as determined pursuant to Rule 13d-3) of the Act.

               "Disqualified Holder" shall mean any Beneficial Owner of shares of capital stock of the corporation or any of its Subsidiaries, whose holding of shares of capital stock may result or, when taken together with the holding of shares of capital stock by any other Beneficial Holder, may result, in the judgment of the Board of Directors, in (i) the disapproval, modification, or non-renewal of any contract under which the corporation or any of its Subsidiaries has sole or shared authority to manage any gaming operations, or (ii) the loss or non-reinstatement of any license or franchise from any governmental agency held by the corporation or any Subsidiary to conduct any portion of the business of the corporation or any Subsidiary, which license or franchise is conditioned upon some or all of the holders of capital stock meeting certain criteria.

               "Fair Market Value" of a share of capital stock shall mean the average Closing Price for such a share for each of the 45 most recent days during which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to Paragraph (4) of Section B of Article IX; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith; and provided, further, however, that "Fair Market Value" as to any stockholder who purchases any stock subject to redemption within 120 days prior to a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid for such shares. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked price on the composite tape for the New York Stock Exchange-listed stock, or, if stock of the class or series in question is not quoted on such composite tape on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States Securities Exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers Automated Quotation System (including the National Market System) or any system then in use, or, if no such prices or quotations are available, the

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          fair market value on the day in question as determined by the Board of
          Directors in good faith.

               "Gaming Authorities" shall mean the National Indian Gaming Commission, or any other tribal or governmental authority regulating any form of gaming that has jurisdiction over the corporation or its Subsidiaries.

               "Person" shall mean any natural person, corporation, firm, partnership, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or any other capacity.

               "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the corporation pursuant to section B of this Article IX.

               "Redemption Securities" shall mean any debt or equity securities of the corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the corporation), has a value, at the time notice of redemption is given pursuant to Paragraph (4), section B of Article IX, at least equal to the Fair Market Value of the shares to be redeemed pursuant to section B of Article IX (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

               "Subsidiary" shall mean any company of which a majority of any class of equity security is beneficially owned by the corporation."

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     IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of April,
1994.



                    /s/  Johan P. Finley
                    --------------------------
                    Johan P. Finley, President
















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